UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2026

Ingersoll Rand Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38095	46-2393770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Harbour Place Drive, Suite 600
Davidson, North Carolina 28036
(704) 896-4000
(Address, including zip code, of principal executive offices and registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	IR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Michael Weatherred, Senior Vice President, Precision and Science Technologies (“PST”) Segment, and Demand Generation and Execution (“DGX”)

On October 27, 2026, Michael Weatherred, Senior Vice President, Precision and Science Technologies (“PST”) Segment, and Demand Generation and Execution (“DGX”) of Ingersoll Rand Inc. (the “Company”) provided notification of his retirement from such position, effective immediately and agreed to serve in an advisory role through May 2028.

Employment and Equity Award Agreements for Vicente Reynal, Chief Executive Officer

The executive compensation philosophy of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company is centered on two key tenets: (i) building long-term value for stockholders  and (ii) driving employee engagement and retention. In line with this philosophy, and cognizant of discussions from stockholder engagement, the Committee approved, the grant of an additional performance-based leadership equity incentive award (the “New Performance-Based Award”) to Vicente Reynal, the Company’s Chief Executive Officer (CEO) and Chairman of the Board, under the Ingersoll Rand Inc. 2026 Omnibus Incentive Plan (the “Omnibus Plan”). On October 27, 2026, the Committee also approved, effective as of such date, an amended and restated employment agreement with Mr. Reynal (the “Employment Agreement”).

Mr. Reynal’s vision and leadership have been integral to the Company’s growth and success. During his tenure, the Company has experienced significant stockholder value creation. The Committee approved the New Performance-Based Award and Employment Agreement to motivate Mr. Reynal to continue to drive this track record of financial outperformance and retain him as the Company’s CEO for the foreseeable future.

New Performance-Based Award

Pursuant to the Employment Agreement, the New Performance-Based Award has two components. First, a grant, expected to be made on November 23, 2026, of 226,098 Performance Stock Units (“PSUs”) (valued at approximately $17.1 million based upon the Company’s closing stock price on the effective date of the Employment Agreement) that vest if the Company achieves robust earnings growth objectives during the period beginning on January 1, 2027 and ending on December 31, 2031 (the “Performance Period”), and Mr. Reynal remains employed through the Performance Period.  Second, conditional annual grants of stock options as described below under “Performance-Conditioned Stock Option Grants.”

Key design elements of the New Performance-Based Award include: (a) 100% of the award is contingent on the Company exceeding preset robust earnings growth targets, (b) a five-year performance period for all PSUs and five year cliff-vesting for the stock options, (c) no guaranteed compensation, (d) a requirement of continued employment during the entire performance period for full vesting (except in limited circumstances), and (e) change in control provisions that require “double trigger” vesting if assumed by a buyer.

Performance Stock Units

PSUs will be earned and vested based upon achieving earnings growth objectives. For the PSUs to fully vest, the Company must achieve a five-year compounded annual growth rate (“CAGR”) in respect of Adjusted EPS (as defined below) of 10%, subject to adjustment pursuant to an annual ROIC modifier as described below.

The PSUs are eligible to vest based on the level of CAGR of the Company’s Adjusted EPS during the Performance Period as compared to the 2026 Adjusted EPS baseline amount determined by the Committee.  The number of PSUs that vest, if any, will be based on the Adjusted EPS CAGR during the Performance Period as determined by the Committee based on the table below (subject to adjustment by the ROIC modifier).

Percentage of PSUs Eligible to Vest	Adjusted EPS CAGR Goals
50%	≥8%
100%	≥10%

If performance is between the two goals set forth in the table above, the percentage of PSUs that will vest will be determined by linear interpolation between 50% and 100% (subject to adjustment by the ROIC modifier).

The total number of PSUs determined to vest at the end of the Performance Period based on the table above will be adjusted pursuant to the ROIC modifier as follows:

Annual ROIC Condition	Per-Fiscal Year Adjustment	FY 2027	FY 2028	FY 2029	FY 2030	FY 2031	Max Cumulative Impact on the EPS Vested PSUs
Greater than 200	+2% per fiscal year	+2%	+2%	+2%	+2%	+2%	+10%
Annual ROIC is ≥ 0 and ≤ 200	No adjustment	0%	0%	0%	0%	0%	0%
Less than 0	−2% per fiscal year	−2%	−2%	−2%	−2%	−2%	−10%

The ROIC modifier adjustments will be determined by the Committee on a year-by-year basis (utilizing a five point quarterly average) and then aggregated, such that the net impact on the vested PSUs from the ROIC modifier may range from −10% to +10% depending on the mix of Annual ROIC results across the five fiscal years during the Performance Period. Additionally, the Committee may, in its reasonable discretion, make such equitable adjustments to any performance metrics (including the calculation methodology related thereto or any components thereof) that it determines to be necessary to prevent enlargement or diminution of the benefits or potential benefits intended to be provided pursuant to the PSU award agreement.

Vesting is subject to Mr. Reynal’s continued employment through December 31, 2031; however, if there is a Qualifying Termination or Mr. Reynal dies or becomes permanently disabled, in each case, after the expiration of the Performance Period and before the date on which the Committee certifies the level of performance achieved (the “PSU Vesting Date”), he remains entitled to receive the number of PSUs that the Committee certifies has become vested.

If Mr. Reynal dies, becomes permanently disabled or experiences a Qualifying Termination prior to the end of the Performance Period, the calculation to determine the number of PSUs, if any, that will become vested will be conducted as though (i) the last day of the Performance Period was the date on which such termination occurs,(ii) the Company’s Adjusted EPS will be the Adjusted EPS for the last four completed fiscal quarters during the Performance Period prior to the date of such termination (or, if there are not four completed fiscal quarters at the time of such termination, then all of the PSUs will be forfeited on the date of such termination) and, if the reason for such termination is a Qualifying Termination, the number of PSUs that will become vested will be prorated by the number of days Mr. Reynal was employed during the Performance Period, and (iii) the ROIC modifier applies only to completed fiscal years during the Performance Period (assuming the last day of the Performance Period was the date on which the termination occurs).

If a change in control occurs following the expiration of the Performance Period but prior to the PSU Vesting Date, then the PSUs will vest on the closing of such change in control based on the achievement of Adjusted EPS in accordance with the table above (after giving effect to the ROIC modifier) so long as Mr. Reynal has remained in continuous employment with the Company through such change in control.

If a change in control occurs during the Performance Period and the PSUs are not assumed, then 100% of the PSUs (after giving effect to the ROIC modifier) will become vested on the closing of the change in control so long as Mr. Reynal has remained continuously employed through such change in control.

If a change in control occurs prior to the expiration of the Performance Period and the  PSUs are assumed by the successor to the Company, 100% of the PSUs (after giving effect to the ROIC modifier for completed fiscal years as of the date of the change in control) will become vested (i) on the last day of the Performance Period so long as Mr. Reynal has remained continuously employed through such last day or (ii) on the date of his termination if Mr. Reynal is  terminated due to death, permanent disability or a Qualifying Termination following such change in control but prior to the end of the Performance Period.

Performance-Conditioned Stock Option Grants

Under his Employment Agreement, Mr. Reynal will be eligible to receive stock options to purchase shares of Common Stock in respect of fiscal years 2027 through 2031, based on growth of the Company’s Adjusted EPS as follows:

•	stock options to purchase 50,000 shares of Common Stock for any such fiscal year where the Company’s Adjusted EPS growth is equal to 9% over the Company’s Adjusted EPS for the prior fiscal year; or
•
stock options to purchase 100,000 shares of Common Stock for any such fiscal year where the Company’s Adjusted EPS growth is equal to or greater than 10% over the Company’s Adjusted EPS for the prior fiscal year; or

•
stock options to purchase a number of shares of Common Stock for such fiscal year as will be determined by linear interpolation between 50,000 and 100,000 if the Company’s Adjusted EPS growth in any such fiscal year is greater than 9% but less than 10%.

If the Adjusted EPS goal is achieved for any such year, stock options will be granted in the following fiscal year on the same date on which the Company grants its annual long-term incentive plan awards to its senior executives. The stock options will have an exercise price equal to the closing price of the Common Stock on the date of grant and will cliff vest on the fifth anniversary of the grant date, subject to Mr. Reynal’s continued employment through such date.  However, (i) if Mr. Reynal experiences a Qualifying Termination or he dies or becomes permanently disabled, the number of shares subject to the stock options that will become vested on the date of such termination will be determined as if the stock options had instead vested 20% per year over five years, (ii) in the event of Mr. Reynal’s Approved Retirement, the stock options shall continue to vest in accordance with the schedule set forth above as if he had not undergone a termination upon such Approved Retirement, subject to his continued compliance with option award agreement; and (iii) solely in the event of a termination due to his death or permanent disability, Mr. Reynal will become immediately vested in an additional 20% of the stock options (in addition to the vesting resulting from the application of the vesting schedule described in clause (i)). If a change in control occurs and the stock options are not assumed, then the stock options will become vested in full immediately upon the effective date of the change in control if Mr. Reynal remains continuously employed through the closing of the change in control.  If the stock options are assumed by the successor to the Company, and Mr. Reynal is subsequently terminated due to death, disability or a Qualifying Termination during the two-year period following such change in control, the stock options will become fully vested on the date of such termination.

Employment Agreement

The Employment Agreement, which amends and restates Mr. Reynal’s prior employment agreement with the Company dated as of September 1, 2022 (the “Prior Agreement”), extends the end date of the initial term from September 1, 2027 to February 29, 2032 (with automatic one-year renewals), increases annual base salary from $1,100,000 to $1,200,000, with an annual target bonus of 150% of annual base salary (which target bonus remains unchanged from the Prior Agreement) and eligibility for the performance-conditioned stock option grants described above.  Under the Employment Agreement, Mr. Reynal’s severance entitlements for a termination by the Company without “Cause” or his resignation for “Good Reason” (each as defined in the Employment Agreement) have been modified from the Prior Agreement to also include a prorated annual bonus (based on actual performance for the fiscal year in which termination occurs) and, solely if such termination  occurs during the period beginning six months prior to a change in control and ending two years thereafter, Mr. Reynal’s severance will be equal to 1.5x his base salary (instead of 1x), and the Company will pay him, on a tax-grossed up basis, a lump sum payment equal to the employer portion of the COBRA premiums for active employees for a period of 18 months following the date of termination. The changes to Mr. Reynal’s severance obligations align his severance entitlements with those provided under the Company’s Executive Change in Control & Severance Plan.  The Employment Agreement also provides that Mr. Reynal may make personal use of the aircraft leased by the Company for an amount of time that does not result in the Company incurring more than $400,000 in aggregate incremental costs per year.

The foregoing descriptions of the Employment Agreement, Form of Performance Stock Unit Grant Notice and Agreement (in respect of the PSUs) and Form of Stock Option Grant Notice and Agreement (in respect of the Performance-Conditioned Stock Option Grants) do not purport to be complete and are qualified in their entirety by reference to the respective agreements, which are attached as Exhibit 10.1, 10.2 and 10.3 hereto, respectively, and are incorporated by reference herein.  Capitalized terms not defined herein shall have the meanings ascribed to them in the respective agreements.

Item 7.01	Regulation FD Disclosure.

On October 30, 2026, in connection with the retirement of Mr. Weatherred, the Company issued a press release regarding leadership updates and announced the appointments of Scott Watson as senior vice president and group president, Industrial Technologies and Services North America and EMEIA; and Shaun Carlson as senior vice president and group president, PST, effective on October 27, 2026. The press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act, except as otherwise expressly stated by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated as of October 27, 2026, between Ingersoll Rand Inc. and Vicente Reynal.
10.2	Performance Stock Unit Grant Notice and Agreement for Vicente Reynal.
10.3	Form of Stock Option Grant Notice and Agreement (5-yr vesting) for Vicente Reynal (incorporated by reference to Exhibit B to Exhibit 10.1 hereto).
99.1	Press Release of Ingersoll Rand Inc., dated October 30, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL RAND INC.

	By:	/s/ Andrew Schiesl
Date: October 30, 2026		Name: Andrew Schiesl
Title: Senior Vice President, General Counsel, Chief Compliance Officer, and Secretary